UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2005

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2005, the Compensation Committee of the Board of Directors of Huntington Bancshares Incorporated approved, and the Board of Directors ratified, changes to the compensation rates payable to non-employee directors for services as a director. The annual retainer for all non-employee directors was increased by $8,000 to $35,000. The additional annual retainer payable to the Chair of the Audit Committee was increased by $2,500 to $10,000. A revised compensation schedule for non-employee directors is attached hereto as Exhibit 99.1 and incorporated herein by reference. In addition, the Compensation Committee of the Board of Directors approved stock option grants in the amount of 10,000 shares to each non-employee director, which is an increase of 2,500 shares over the annual option grant awarded to the non-employee directors for each of the past three years.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 -- Compensation Schedule for Non-Employee Directors of Huntington Bancshares Incorporated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

July 19, 2005	By:	Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Compensation Schedule for Non-Employee Directors of Huntington Bancshares Incorporated.